EXHIBIT 2.2

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         THIS AGREEMENT is made as of the 22nd day of July, 1998, by and between:

                  OCWEN   CAPITAL   CORPORATION,   a  corporation
           organized and existing under the laws of the State of Florida ("Assignor"); and

                  OAIC JACKSONVILLE, LLC, a limited liability company organized under the laws of the State of Delaware ("Assignee").

         WHEREAS, Assignor is the purchaser pursuant to that certain Purchase and Sale Agreement dated June 9, 1998, and amendments thereto, by and between The Prudential Insurance Company of America ("Seller"), and Assignor, as purchaser (the "Purchase Agreement") with respect to the office building located at 841 Prudential Drive, Jacksonville, Florida (the "Property"); and

         WHEREAS, Assignor has agreed to transfer, assign, and convey, and Assignee has agreed to accept and assume, all of the rights, entitlements, liabilities, performances and obligations of Assignor in accordance with the terms of the Purchase Agreement and this Assumption Agreement. All capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Purchase Agreement.

         NOW, THEREFORE, WITNESSETH, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant and agree as follows:

         1.       ASSIGNMENT

         Assignor does hereby grant, convey, assign, sell and transfer unto Assignee, all of Assignor's right, title to and interest in the Purchase
Agreement, together with all rights, remedies, obligations, liabilities and performances derived therefrom, occurring in connection therewith or evolving therefrom by operation of law.

         2.       ASSUMPTION

         In consideration of the grant, conveyance, transfer, sale and assignment set forth in Section 1 hereof, Assignee hereby accepts all of the rights, title to and interests of Assignor in the Purchase Agreement, occurring in connection therewith or evolving therefrom by operation of law, and further assumes, undertakes and agrees to perform all of the obligations, liabilities and performances of Assignor under the Purchase Agreement.

         3.       DEPOSIT

         Assignor hereby sets over, conveys, and assigns to Assignee all of Assignor's right, title to and interest in the Deposit. Assignor shall direct the Seller to apply any and all Deposits, monies, or other amounts previously expended by or paid on behalf of Assignor in connection with the Purchase Agreement to any and all sums now due by Assignee to Seller in connection with the terms and conditions of the Purchase Agreement.

         4.       EFFECTIVE DATE

         This assignment is effective on, at and as of the date and year first above written, which date is prior to the expiration of the Due Diligence Period of the Purchase Agreement.

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5.       MISCELLANEOUS

         (a) This Agreement shall be binding upon and inure to the benefit of the Assignor and the Assignee and their successors and assigns.

         (b)      This  Agreement   shall  be   interpreted   and  construed  in
accordance with the laws of the State of Florida.

         (c) The parties agree to execute any further or additional documents considered necessary, appropriate, or proper to effectuate the purposes and intent of this Agreement.

                  IN WITNESS WHEREOF, the parties have hereto executed this Agreement under seal as of the day and year first hereinabove written.

WITNESS/ATTEST:                             OCWEN CAPITAL CORPORATION
                                            a Florida Corporation


/s/ TERYL J. TOLBERT                        By: /s/   GREGORY BRESKIN     (SEAL)
---------------------------------              ---------------------------------
                                               Name:  Gregory Breskin
                                               Title: Vice President


WITNESS/ATTEST:                             OAIC JACKSONVILLE, LLC
                                            a Delaware limited liability company



/s/ TERYL J. TOLBERT                        By: /s/   GREGORY BRESKIN     (SEAL)
---------------------------------              ---------------------------------
                                               Name:  Gregory Breskin
                                               Title: Vice President


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

STATE OF FLORIDA
COUNTY OF WEST PALM BEACH, ss.:

         I HEREBY CERTIFY that on this 22nd day of July, 1998, before me, the subscriber, a Notary Public of the jurisdiction aforesaid, personally appeared Gregory Breskin, who acknowledged himself to be the Vice President of OAIC Jacksonville, LLC, a Delaware limited liability company, and on behalf of said limited liability company, did acknowledge that he, as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the limited liability company by himself as such Vice President.

         AS WITNESS my hand and Notarial Seal.


                                                     /s/ MARIA J. RIOS
                                                     ---------------------------
                                                     Notary Public

My commission expires: (SEAL)

STATE OF FLORIDA
COUNTY OF WEST PALM BEACH, ss.:

         I HEREBY CERTIFY that on this 22nd day of July, 1998, before me, the subscriber, a Notary Public of the jurisdiction aforesaid, personally appeared Gregory Breskin, who acknowledged himself to be the Vice President of Ocwen Capital Corporation, a Florida corporation, and on behalf of said corporation, did acknowledge that he, as such Vice President, being authorized to do so, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation as himself as Vice President.

         AS WITNESS my hand and Notarial Seal.

                                                     /s/ MARIA J. RIOS
                                                     ---------------------------
                                                     Notary Public

My commission expires: (SEAL)


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